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Exhibit No. 10(T)

                           THE PROGRESSIVE CORPORATION
                               1995 INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT
                       (<YEAR OF GRANT> TIME-BASED AWARD)

      This Agreement ("Agreement") is made this <Grant Date> by and between
<Participant Name> ("Participant") and The Progressive Corporation (the
"Company").

      1. Award of Restricted Stock. The Company hereby grants to Participant an award (the "Award") of restricted stock (the "Restricted Stock") consisting of <# of Shares> of the Company's Common Shares, $1 Par Value ("Common Shares"), pursuant and subject to The Progressive Corporation 1995 Incentive Plan (the "Plan").

      2. Condition to Participant's Rights under this Agreement. This Agreement shall not become effective, and Participant shall have no rights with respect to the Award or the Restricted Stock, unless and until the Participant has fully executed this Agreement and delivered it to the Company (in the Company's discretion, such execution and delivery may be accomplished through electronic means).

      3. Restrictions; Vesting. The Restricted Stock shall be subject to the restrictions and other terms and conditions set forth in the Plan, which are hereby incorporated herein by reference, and in this Agreement. Subject to the terms and conditions of the Plan and this Agreement, Participant's rights in and to the shares of Restricted Stock shall vest according to the following schedule:

      a.    One-third of the shares of Restricted Stock shall vest on <Vesting
Date>.

      b.    One-third of the shares of Restricted Stock shall vest on <Vesting
Date>.

      c.    The final one-third of the shares of Restricted Stock shall vest on
<Vesting Date>.

      The shares of Restricted Stock awarded under this Agreement shall vest in accordance with the schedule set forth above unless, prior to the vesting date set forth above, the Award and the applicable shares of Restricted Stock are forfeited or have become subject to accelerated vesting under the terms and conditions of the Plan. Until the shares of Restricted Stock vest, Participant shall not sell, transfer, pledge, assign or otherwise encumber such shares of Restricted Stock or any interest therein.

      4. Manner In Which Shares Will Be Held. Subject to the provisions of this Paragraph 4, stock certificates evidencing the shares of Restricted Stock awarded under this Agreement shall be registered in the name of Participant and shall be delivered to and held in custody by the Company, or its designee, until the restrictions thereon shall have lapsed or any conditions to the vesting of such Award, or a portion thereof, have been satisfied. Such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

      In the discretion of the Company, any or all shares of Restricted Stock awarded to Participant hereunder may be issued in, or after issuance may be transferred to, book-entry form and held by the Company, or its designee, in such form. In such event, no stock certificates evidencing such shares will be held, the applicable restrictions will be noted in the records of the Company's transfer agent and in the book-entry system.

      Participant hereby irrevocably authorizes the Company and the Compensation Committee of the Board of Directors (the "Committee") to take any and all appropriate action with respect to the evidence of Participant's Restricted Stock, including, without limitation, issuing certificates for such Restricted Stock, issuing such Restricted Stock in book-entry form, transferring any previously issued certificates

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into book-entry form, transferring any Restricted Stock (whether held in certificate or book-entry form) into unrestricted form at vesting, or canceling any Restricted Stock (whether held in certificate or book-entry form) as and when required by this Agreement or the Plan, or undertaking any other action which may be done lawfully by the Company or the Committee in the administration of the Plan and this Agreement. Participant specifically acknowledges and agrees that such certificates and/or book-entry evidence of Participant's Restricted Stock may be transferred or cancelled pursuant to this Agreement and the Plan without requiring that a Stock Power be executed and delivered by the Participant or requiring any other action on the part of Participant, and Participant authorizes the Company to undertake each such action without such Stock Powers.

      Participant hereby further irrevocably appoints the Secretary of the Company and any employee of the Company who may be designated by the Secretary, and each of them, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to execute and deliver each and every document (including, without limitation, any such Stock Powers) which may be necessary or appropriate in connection with the issuance, transfer, cancellation or other action taken in connection with the Restricted Stock awarded hereunder pursuant to this Agreement or the Plan. The rights granted by Participant under this paragraph shall automatically expire as to shares of Restricted Stock awarded hereunder upon the transfer of such shares into unrestricted form at vesting or upon the cancellation of such shares at any time, as applicable, pursuant to this Agreement and the Plan.

      5. Rights of Shareholder. Except as otherwise provided in this Agreement or the Plan, Participant shall have, with respect to the shares of Restricted Stock awarded hereunder, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends as declared by the Company's Board of Directors.

      6. Shares Non-Transferable. No shares of Restricted Stock shall be transferable by Participant other than by will or by the laws of descent and distribution. In the event any Award is transferred or assigned pursuant to a court order, such transfer or assignment shall be without liability to the Company, and the Company shall have the right to offset against such Award any expenses (including attorneys' fees) incurred by the Company in connection with such transfer or assignment.

      7. Termination of Employment. Except as otherwise provided in the Plan or as determined by the Committee, if Participant's employment with the Company is terminated for any reason other than death, Disability or Qualified Retirement (see Section 8 below), all Restricted Stock held by Participant which is unvested or subject to restriction at the time of such termination shall be automatically forfeited.

      8. Qualified Retirement. If Participant's employment with the Company (or any of its Subsidiaries or Affiliates) terminates due to a Qualified Retirement (as defined below), the following provisions shall apply (subject in all cases to Section 8(c) hereof):

      a. If and to the extent that any Award Installment (as defined below) is vested as of the Qualified Retirement Date (as defined below), all shares of Restricted Stock held by Participant in connection with such Award Installment shall be free of applicable restrictions and delivered to Participant (subject to the provisions of the Plan and this Agreement).

      b. If and to the extent that any Award Installment is not vested as of such Qualified Retirement Date, such Award Installment (i) shall remain in effect with respect to fifty percent (50%) of the Common Shares covered thereby and, as to such shares, shall immediately vest on Participant's Qualified Retirement Date, and shall thereafter be free of applicable restrictions and delivered to the Participant (subject to the provisions of the Plan and this Agreement), and (ii) shall terminate, effective as of the Qualified

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            Retirement Date, with respect to the remaining fifty percent (50%)
            of the Common Shares covered by such Award Installment.

      c. If the Committee determines that Participant is or has engaged in any Disqualifying Activity (as defined below), then (i) to the extent that the Restricted Stock awarded hereunder has vested as of the Disqualification Date (as defined below), Participant shall have the right to receive all shares of Restricted Stock which are vested as of such date (subject to the provisions of the Plan and this Agreement) and (ii) to the extent that the Restricted Stock awarded hereunder has not vested as of the Disqualification Date, the Award shall terminate, and all related shares of Restricted Stock shall be forfeited, as of such date. Any determination by the Committee, which may act upon the recommendation of the Chief Executive Officer or other senior officer of the Company, that Participant is or has engaged in any Disqualifying Activity, and as to the Disqualification Date, shall be final and conclusive.

      d. For purposes of Section 8, the following terms are defined as follows:

            i. Qualified Retirement - any termination of Participant's employment with the Company or its Subsidiaries or Affiliates for any reason (other than death, Disability or an involuntary termination for Cause) if, at or immediately prior to the date of such termination, Participant satisfies both of the following conditions:

                  A.    Participant is 55 years of age or older; and

                  B. the sum of Participant's age and completed years of service as an employee of the Company or its Subsidiaries or Affiliates (disregarding fractions in both cases) shall total 70 or more.

            ii. Qualified Retirement Date - the date as of which Participant's employment with the Company or its Subsidiaries or Affiliates shall terminate pursuant to a Qualified Retirement.

            iii. Disqualifying Activity - means any of the following acts or activities:

                  A. directly or indirectly serving as a principal, shareholder, partner, director, officer, employee or agent of, or as a consultant, advisor or in any other capacity to, any business or entity which competes with the Company or its Subsidiaries or Affiliates in any business or activity then conducted by the Company or any of its Subsidiaries or Affiliates to an extent deemed material by the Committee; or

                  B. any disclosure by Participant, or any use by Participant for his or her own benefit or for the benefit of any other person or entity (other than the Company or its Subsidiaries or Affiliates), of any confidential information or trade secret of the Company or any of its Subsidiaries or Affiliates without the consent of the Company; or

                  C. any material violation of any of the provisions of the Company's Code of Business Conduct and Ethics ("Code of Conduct") or any agreement between Participant and the Company; or

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                  D.    making any other disclosure or taking any other action
                        which is determined by the Committee to be materially detrimental to the business, prospects or reputation of the Company or any of its Subsidiaries or Affiliates; or

                  E. Participant fails, in any material respect, to perform his or her assigned responsibilities as an employee of the Company or any of its Subsidiaries or Affiliates, as determined by the Committee, in its sole judgment, after consulting with the Chief Executive Officer.

                  The ownership of less than 2% of the outstanding voting securities of a publicly traded corporation which competes with the Company or any of its Subsidiaries or Affiliates shall not constitute a Disqualifying Activity.

            iv. Cause - means a felony conviction of Participant or the failure of Participant to contest prosecution for a felony, or Participant's willful misconduct or dishonesty, any of which, in the judgment of the Committee, is harmful to the business or reputation of the Company or any Subsidiary or Affiliate; or any material violation of the Code of Conduct or any agreement between Participant and the Company.

            v. Disqualification Date - the earliest date as of which Participant engaged in any Disqualifying Activity, as determined by the Committee.

            vi. Award Installment - means each installment of the Award with a separate vesting date as set forth in Section 3 hereof.

      9. Taxes. No later than the date as of which an amount first becomes includable in the gross income of Participant for federal income tax purposes with respect to shares of Restricted Stock awarded under this Agreement, Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, all federal, state or local taxes or other items of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries and Affiliates, to the extent permitted by law, shall have the right to deduct any such taxes from any payment of any kind otherwise due to Participant. At vesting, shares of Restricted Stock awarded hereunder will be valued at Fair Market Value, as defined in the Plan.

      Participant must satisfy the minimum statutory tax withholding obligations resulting from the vesting of shares of Restricted Stock ("Minimum Withholding Obligations") either (a) by surrendering to Company shares of Restricted Stock which are then vesting in an amount sufficient to satisfy the Minimum Withholding Obligations, (b) by surrendering to the Company other unrestricted Common Shares of the Company owned by Participant in an amount sufficient to satisfy the Minimum Withholding Obligations, or (c) by paying the appropriate amount in cash or, if acceptable to the Company, by check or other instrument. Unless Participant advises the Company of his or her election to use an alternative payment method, Participant shall be deemed to have elected to surrender to the Company shares of Restricted Stock which are then vesting in an amount sufficient to satisfy the Minimum Withholding Obligations. If Participant requests that the Company withhold taxes in addition to the Minimum Withholding Obligations, such additional withholding must be satisfied by Participant either
(x) by paying the appropriate amount in cash or, if acceptable to the Company, by check or other instrument, or (y) provided that Participant has obtained the approval of either the Company or the Committee (as required under rules adopted by the Committee) prior to the date of vesting, by surrendering unrestricted Common Shares which are not part of the Restricted Stock then vesting and which have then been owned by the Participant in unrestricted form for more than six
(6) months.

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      Under no circumstances will Participant be entitled to satisfy any such additional withholding by surrendering shares of Restricted Stock which are then vesting or other Common Shares which have then been owned by Participant in unrestricted form for six months or less. In addition, under no circumstances will Participant be entitled to satisfy any Minimum Withholding Obligations or additional withholding hereunder by surrendering shares of Restricted Stock which are not then vesting. All payments, surrenders of shares, elections or requests for approval hereunder must be made by Participant in accordance with such procedures as may be adopted by the Company in connection therewith, and subject to such rules as have been or may hereafter be adopted by the Committee with respect thereto.

      10. Dividends. Participant acknowledges and agrees that the Company will pay, or cause to be paid, any cash dividends payable in respect of Restricted Stock through such method(s) of payment as the Company deems advisable, on or promptly after the date established by the Board of Directors for the payment of such cash dividend to holders of the Company's Common Shares (the "Dividend Payment Date"), including, but not limited to: (i) payment by the Company's transfer agent through the procedures established generally for shareholders of record; or (ii) payment by the Company to Participants directly either through the Company's payroll system in the first payroll check which is issued to the Participant after the Dividend Payment Date or by appropriate check, draft or automatic deposit.

      11. Entire Agreement: This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or in writing, between the parties hereto relating to subject matter hereof, provided that the Agreement shall be at all times subject to the Plan as provided above.

      12. Amendment. The Committee, in its sole discretion, may hereafter amend the terms of this Award, but no such amendment shall be made which would impair the rights of Participant, without Participant's consent.

      13. Definitions: Unless otherwise defined in this Agreement, each capitalized term in this Agreement shall have the meaning given to it in the Plan.

      Participant hereby: (i) acknowledges receiving a copy of the Plan Description relating to the Plan, and represents that he or she is familiar with all of the material provisions of the Plan, as set forth in such Plan Description; (ii) accepts this Agreement and the Restricted Stock awarded pursuant hereto subject to all provisions of the Plan and this Agreement; and
(iii) agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee relating to the Plan, this Agreement or the Restricted Stock awarded hereunder.

      Participant evidences his or her agreement with the terms and conditions of this Agreement, and his or her intention to be bound hereby, by electronically accepting the Award granted hereunder pursuant to the procedures adopted by the Company. UPON SUCH ACCEPTANCE BY PARTICIPANT, THIS AGREEMENT WILL BE IMMEDIATELY BINDING AND ENFORCEABLE AGAINST PARTICIPANT AND THE COMPANY.

                                            THE PROGRESSIVE CORPORATION

                                            By: /s/ Charles E. Jarrett
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                                                    Vice President & Secretary

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